UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Eastern Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	84-41099750
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

265 Franklin Street Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-239251

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to the Registrant’s Registration Statement on Form S-1 (File No. 333-239251) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on June 18, 2020, and amended on July 24, 2020 and August 5, 2020, and the prospectus, dated August 11, 2020, filed with the Securities and Exchange Commission on August 18, 2020 (the “Prospectus”).

For a description of the Registrant’s securities, reference is made to the following sections of the Registration Statement and Prospectus: “Description of Capital Stock of Eastern Bankshares, Inc.,” “Our Dividend Policy,” “Market for the Common Stock,” and “Risk Factors—The articles of organization of Eastern Bankshares, Inc. provide that state and federal courts located in Massachusetts will be the exclusive forum for substantially all disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.”

For a description of the provisions of the Registrant’s Articles of Organization and Bylaws that may render a change in control of the Registrant more difficult, reference is made to the following sections of the Registration Statement and Prospectus: “Restrictions on Acquisition of Eastern Bankshares, Inc.,” “Description of Capital Stock of Eastern Bankshares, Inc.,” and “Risk Factors—Various factors may make takeover attempts more difficult to achieve.”

The portions of the Registration Statement and Prospectus referenced above are hereby incorporated by reference into this registration statement.

Item 2. Exhibits.

1.	Registration Statement on Form S-1 (File No. 333-239251) dated June 18, 2020, as amended on July 24, 2020 and August 5, 2020, is hereby incorporated by reference.

2.	Prospectus, dated August 11, 2020, filed on August 18, 2020 pursuant to Rule 424(b)(3).

3.	Form of Amended and Restated Articles of Organization (incorporated by reference to Exhibit 3.1 of the Registration Statement).

4.	Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2020, filed on September 24, 2020).

5.	Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EASTERN BANKSHARES, INC.

Date: October 8, 2020	/s/ James B. Fitzgerald
	By:	James B. Fitzgerald
Chief Administrative and Financial Officer